Good morning,

This morning, PubMatic filed a lawsuit against Google to seek damages for the harm caused by Google’s years-long anticompetitive behavior. This action follows the Court’s April 2025 ruling in United States v. Google, which found that Google willfully acquired and maintained monopolies in the publisher ad server and ad exchange markets through a series of anticompetitive acts.

The complaint seeks to recover significant damages for the harm caused to our business. Our complaint states that the scale of the financial harm is substantial and our expectation that PubMatic’s awardable damages, once trebled pursuant to relevant antitrust laws, could reach into the billions of dollars.

Please find the Company’s press release here. You can also find further information at pubmaticvgoogle.com, including a blog post from co-founder and CEO, Rajeev Goel and a copy of the full complaint.

Included below are some key points:

•There are two distinct upsides for PubMatic as it relates to the court finding against Google: one is what our market share might move to once the remedies are in place and the second relates to today’s legal action that is seeking damages for prior harms from Google’s illegal monopolies and related anticompetitive behavior.
•Today’s lawsuit follows the April 2025 U.S. District Court ruling, which found that Google unlawfully acted as a monopolist and engaged in a series of anticompetitive acts that deprived rivals – including PubMatic – of the ability to compete.
•The lawsuit seeks both recovery from Google for past and future damages and future injunctive relief, critically setting the stage for a future of digital advertising characterized by fair competition, transparency, and even more innovation.
•Judge Brinkema of the U.S. District Court of the Eastern District of Virginia found that Google’s anticompetitive actions were wide-ranging, spanned years, and took many different forms. It is our belief now that these individual and cumulative actions severely depressed PubMatic’s revenues and undermined the company’s ability to reach its full potential compared to a fair and competitive market. In her landmark decision, Judge Brinkema found that Google:
oWillfully acquired and maintained monopoly power in both the open-web display publisher ad market and the open-web display ad exchange market.
oUnlawfully tied its ad exchange to its publisher ad server and required publishers to use the ad server in order to access AdX and its demand.
oImplemented anticompetitive practices such as “First Look”, “Last Look”, and “Unified Pricing Rules,” which provided Google with material advantages in data and capabilities that made it nearly impossible to compete for revenues on level terms.

•The fact that PubMatic has had success competing on such a tilted playing field is a testament to our team’s hard work, ingenuity, and expertise in the ad tech space. But PubMatic would be a far more successful company in a truly competitive and fair environment.

Forward-Looking Statements

Certain statements in this communication are or may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s action against Google, the purpose and reason for the action, any anticipated damages related to the action, the costs to the Company related to the action, the outcome of the action, the risks placed upon the Company in connection with the action, and the timing of the action. Forward-looking statements can generally be identified by words such as “anticipate,” “believe,” “could,” “develop,” “expect,” “opportunity,” “pursue,” “seek,” “will,” and similar expressions. These statements are based on management’s current views and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements, including the uncertainty of the outcome of the action against Google and any damages or amounts received in connection with the action, if any, and the uncertainty of the costs associated with and timing of litigation, in general. For a discussion of some of the additional risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, our quarterly reports on Form 10-Q, the Company’s Current Report on Form 8-K filed September 8, 2025, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. There is no guarantee that any of the events anticipated by the Company’s forward-looking statements will occur. Except to the extent required by law, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.